Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  DC  20549

         RE:      Templeton Institutional Funds, Inc. -
                  Foreign Equity Series
                  File No. 33-35779
                  Registration Statement on Form N-14


Dear Sir or Madam:

         Attached for filing on behalf of Templeton Institutional Funds, Inc. - Foreign Equity Series ("Foreign Equity") is the Registration Statement on Form N-14 (the "Registration Statement"), including all exhibits as required by Rule 402(a) under the Securities Act of 1933 ("1933 Act").

         This filing relates to the proposed acquisition of the assets of Templeton Institutional Funds, Inc. - Foreign Equity (South Africa Free) Series (the "Fund") by Foreign Equity. Pro forma financial statements are not required because the net asset value of the Fund did not exceed ten percent of Foreign Equity's net asset value as of December 18, 1995.

         Pursuant to Rule 488 under the 1933 Act, the Registrant hereby proposes that the Registration Statement become effective on January 20, 1996.

         No fees are required in connection with this filing.


Sincerely,

/s/JOHN K. CARTER

John K. Carter
Associate Counsel